EXHIBIT 10.39
                           LOAN MODIFICATION AGREEMENT
                           ---------------------------
                         AND AMENDMENT TO LOAN DOCUMENTS
                         -------------------------------


     THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this "Agreement") is being entered into effective as of the 28th day of December, 1995, by and between COMPASS BANK, an Alabama state banking corporation ("Bank") and SEITEL GEOPHYSICAL, INC., a Delaware corporation ("Borrower").

                                 P R E A M B L E
                                 ---------------

     In July, 1993, Bank and Borrower executed that certain Term Credit and Security Agreement (the "Agreement") governing Borrower's $4,300,000 term loan (the "Term Loan"). In connection with the Term Loan, Borrower executed in favor of Bank that certain Term Note in the principal amount of FOUR MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,300,000.00) (the "Note"), along with other loan documents and instruments evidencing, securing, relating to, guaranteeing or otherwise executed or delivered in connection with the Term Loan (jointly and severally with the Agreement and the Note, the "Loan Documents").

     Effective as of the date set forth above, Borrower requested, and Bank agreed, to modify certain financial covenants relating to the Term Loan as more specifically set forth below.

                                A G R E E M E N T
                                -----------------

     NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to modify certain financial covenants relating to the Term Loan, the parties, intending to be legally bound hereby, agree as follows:

     1. Amendment of Agreement. The Agreement shall be and the same hereby is amended as follows:

     (i)  Section 7.4 of the Agreement shall be deleted and replaced as follows:
          "7.4 Reserved for Future Use."

     (ii) Section 7.5 of the Agreement shall be deleted and replaced as follows:
          "7.5 Reserved for Future Use."

    (iii) Section 7.6 of the Agreement shall be deleted and replaced as follows: "7.6 Reserved for Future Use."

     (iv) Section 8.5 of the Agreement shall be deleted and replaced as follows:
          "8.5 Reserved for Future Use."

     (v)  New Section 8.7 of the  Agreement  shall be  inserted  after  existing
          Section 8.6 and read in its entirety as follows:

          "8.7 The Borrower shall not cause, allow or suffer the Company nor any Subsidiary of the Company to incur any Debt if after giving effect thereto, the ratio of the Company's Consolidated Debt to Total Capitalization would exceed fifty percent (50%)."

     (vi) New Section 8.8 of the Agreement shall be inserted thereafter and read in its entirety as follows:

          "8.8 The Borrower shall not cause, allow or suffer to occur at any time the Company's Consolidated Net Worth to be less than the sum of
          (a) Ninety Million Dollars ($90,000,000) plus (b) an aggregate amount equal to fifty percent (50%) of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year of the Company beginning with the fiscal year ending December 31, 1995."

    (vii) New Section 8.9 of the Agreement shall be inserted thereafter and read in its entirety as follows:

          "8.9 The Borrower shall not cause, allow or suffer to occur at any time (a) EBITDA for the period of four consecutive fiscal quarters of the Company then most recently ended to be less than (b) five hundred percent (500%) of Consolidated Interest Expense for such period."

   (viii) New Section 8.10 shall be inserted thereafter and read in its entirety as follows:

          "8.10 As used in Sections 8.7, 8.8 and 8.9, capitalized terms shall have the meaning attributed to the same in Schedule B hereto."

     (ix) By adding Schedule B hereto as Schedule B to the Agreement.

     2. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the Agreement or any other Loan Documents shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Term Loan.

     3. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof, and Borrower hereby represents that Borrower has no offsets or claims against Bank arising under, related to, or connected with the Term Loan or any of the Loan Documents.

     4. Additional Documentation; Expenses. If Bank shall request, Borrower shall provide to Bank certified copies of resolutions properly authorizing the transactions contemplated hereby and the execution of this Agreement, all other documents and instruments being executed in connection herewith and all other documents and instruments required by Bank, all in form and substance satisfactory to Bank. Borrower shall pay any recording fees and all other expenses (including, without limitation, legal fees) incurred by Bank and Borrower in connection with the modification of the Term Loan and any other transactions contemplated hereby.

     5. Execution and Effectiveness. This Agreement has been negotiated, and is being executed and delivered, in the State of Alabama, or, if executed elsewhere, shall become effective upon Bank's receipt and acceptance of the original of this Agreement (or a facsimile thereof) in the State of Alabama; provided, however, that Bank shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Agreement to become a binding obligation of Borrower.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed effective as of the date first set forth above.

                                             BORROWER:
                                             --------

WITNESS:                                     SEITEL GEOPHYSICAL, INC.


/s/  Marcia H. Kendrick                      By   /s/ Debra D. Valice
- --------------------------                        ----------------------------
                                             Its Vice President and
                                             Secretary/Treasurer



                                             BANK:
                                             ----

WITNESS:                                     COMPASS BANK


/s/  Anne Chandler                           By   /s/ Jay P. Ackley
- --------------------------                        ----------------------------
                                             Its Assistant Vice President

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Debra D. Valice, whose name as Vice President and Secretary/Treasurer of SEITEL GEOPHYSICAL, INC., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, she, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 7th day of February, 1996.


                                             /s/  Jon R. Fontenot
                                             ---------------------------------
                                                  Notary Public
[NOTARIAL SEAL]
                                             My Commission Expires:
                                             April 13, 1999





STATE OF ALABAMA    )
                    )
COUNTY OF JEFFERSON )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jay P. Ackley, whose name as Assistant Vice President of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 13th day of February, 1996.


                                             /s/  Anne H. Chandler
                                             ---------------------------------
                                                  Notary Public
[NOTARIAL SEAL]
                                             My Commission Expires:
                                             April 13, 1998

                                   SCHEDULE B
                                   ----------
                                  DEFINED TERMS
                                  -------------

     As used in Sections 8.7, 8.8, and 8.9 of the Agreement, the following terms have the respective meanings set forth below:

     Bank -- means Compass Bank, an Alabama state banking corporation.

     Board of Directors -- means the Board of Directors of the Company.

     Borrower -- means Seitel Geophysical, Inc., a Delaware corporation.

     Capital Lease -- means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     Capital Lease Obligation -- means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     Company -- means Seitel, Inc., a Delaware corporation and the parent corporation of Borrower.

     Consolidated Debt -- means, as of any date of determination, the total of all Debt of the Company and the Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.

     Consolidated Interest Expense -- means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP):

          (a) all interest in respect of Debt of the Company and the Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and

          (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     Consolidated Net Income -- means, with reference to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP, provided, that there shall be excluded:

          (a) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

          (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such other Person prior to the date of acquisition,

          (c) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets,

          (d) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

          (e) any portion of such net income that cannot be freely converted into United States Dollars,

          (f) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

          (g) any gain arising from the acquisition of any security, or the extinguishment, under GAAP, of any Debt of the Company or any Restricted Subsidiary,

          (h) any net income or gain or any net loss during such period from (i) any change in accounting principles in accordance with GAAP or (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, and

          (i) any net income or gain (but not any net loss) during such period from (i) any extraordinary items or (ii) any discontinued operations or the disposition thereof.

     Consolidated Net Worth -- means, at any time, the total stockholders' equity which would be shown in consolidated financial statements of the Company and the Restricted Subsidiaries prepared at such time in accordance with GAAP.

     Debt -- means, with respect to any Person, without duplication,

          (a) its obligations for borrowed money;

          (b) its obligations in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money);

          (c) its obligations that are evidenced by bonds, notes, debentures or similar instruments;

          (d) its obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all obligations created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (e) its Capital Lease Obligations;

          (f) its obligations in respect of all mandatorily redeemable preferred stock of such Person;

          (g) its obligations for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such obligations); and

          (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

     Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     EBITDA -- means, in respect of any period, Consolidated Net Income for such period minus

          (a) to the extent added in the computation of such Consolidated Net Income, each of the following:

               (i) extraordinary gains net of extraordinary losses, and

               (ii) gains, net of losses, arising from the disposition of property other than in the ordinary course of business, plus

          (b) to the extent deducted in the computation of such Consolidated Net Income, each of the following:

               (i) Consolidated Interest Expense, net of interest and other investment income,

               (ii) taxes imposed on or measured by income or excess profits of the Company and the Restricted Subsidiaries,

               (iii) the amount of all depreciation, depletion and amortization allowances and other non-cash expenses of the Company and the Restricted Subsidiaries,

               (iv) extraordinary losses, net of extraordinary gains, and

               (v) losses, net of gains, arising from the disposition of property other than in the ordinary course of business.

     Equity Interest -- means

          (a) the outstanding Voting Stock of a corporation or other business entity,

          (b) the interest in the capital or profits of a corporation, limited liability company, partnership or joint venture, or

          (c) the beneficial interest in a trust or estate.

     GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     Guaranty -- means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     Person -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Restricted Subsidiary -- means and includes each and every Subsidiary other than any Subsidiary which, at the time of any determination hereunder, has been designated by the Board of Directors and by written notice to the Bank to be an Unrestricted Subsidiary; provided in any event, that each of the following shall at all times constitute a Restricted Subsidiary:


          (a) each Subsidiary of the Company as of December 28, 1995; and

          (b) each Subsidiary which owns, directly or indirectly, more than fifty percent (50%) of the Equity Interest of a Restricted Subsidiary.

     Subsidiary -- means, as to any Person, any corporation, limited liability company, partnership, joint venture, trust or estate in which such Person or one or more of the Subsidiaries or such Person and one or more of the Subsidiaries own more than fifty percent (50%) of the Equity Interest. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     Total Capitalization -- means, at any time, the sum of Consolidated Debt plus Consolidated Net Worth, in each case at such time.

     Unrestricted Subsidiary -- means each Subsidiary other than a Restricted Subsidiary.

     Voting Stock -- shall mean the capital stock or similar interest of any class or classes (however designated) of a corporation or other business entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the members of the board of directors (or Persons performing similar functions) of a corporation or other business entity.